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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-53848 and No. 333-104544) of Harvard Bioscience, Inc. and subsidiaries of our report dated March 29, 2002, with respect to the financial statements of Genomic Instrumentation Services, Inc. included in the Form 8-K/A of Harvard Bioscience, Inc. and subsidiaries filed May 26, 2003.

/s/ Ernst & Young LLP

Palo Alto, California
May 23, 2003

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS